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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Marc I. Perkins and Michael M. Vehlies and each of them as his agent and attorney-in-fact to execute in his name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Gunther International, Ltd. or otherwise) the Registration Statement on Form S-3 (or such other form as may be available) of Gunther International, Ltd. respecting any common stock to be issued in connection with the Company's offering of up to 16,000,000 shares of common stock by a subscription offering to the Company's existing stockholders, and any and all amendments thereto and to file such Form S-3 and any such amendment thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.

      IN WITNESS WHEREOF, the undersigned have executed this instrument this 24th day of July, 2001.


/s/ Thomas M. Steinberg                   /s/  Robert Spiegel
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Thomas M. Steinberg                       Robert Spiegel


/s/  Gerald H. Newman                     /s/  Steven S. Kirkpatrick
-------------------------------------     --------------------------------------
Gerald H. Newman                          Steven S. Kirkpatrick


/s/  J. Kenneth Hickman                   /s/  James A. Cotter, Jr.
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J. Kenneth Hickman                        James A. Cotter, Jr.


/s/  Marc I. Perkins
-------------------------------------
Marc I. Perkins